Exhibit 4.11

FOURTH AMENDMENT TO FIVE-YEAR CREDIT AGREEMENT

THIS AMENDMENT (herein so called) is entered into as of April 8, 2004, among FMC TECHNOLOGIES, INC., a Delaware corporation (“Borrower”), the Lenders (herein so called) party to the Credit Agreement (hereinafter defined) and BANK OF AMERICA, N.A., as Administrative Agent (as defined in the Credit Agreement) for the Lenders.

Borrower, the Lenders and the Administrative Agent are party to the Five-Year Credit Agreement dated as of April 26, 2001, as amended by that certain First Amendment to Five-Year Credit Agreement dated as of May 30, 2001, that certain Second Amendment to Five-Year Credit Agreement dated as of April 25, 2002, and that certain Third Amendment to Five-Year Credit Agreement dated as of April 24, 2003 (as amended, the “Credit Agreement”), and have agreed, upon the following terms and conditions, to further amend the Credit Agreement in certain respects. Accordingly, for valuable and acknowledged consideration, Borrower, the Lenders and the Administrative Agent agree as follows:

1. Terms and References. Unless otherwise stated in this Amendment, (a) terms defined in the Credit Agreement have the same meanings when used in this Amendment, and (b) references to “Sections”, “Articles” and “Exhibits” are to the Credit Agreement’s sections, articles and exhibits.

2. Amendment. Section 7.05 is amended in its entirety to read as follows:

7.05 Restricted Subsidiary Debt. From and after the Guaranty Release Date, the Borrower will not permit any Restricted Subsidiary to create, incur, assume or permit to exist any Debt, except:

(a)	Debt existing on March 31, 2001 and described on Schedule 7.05;

(b)	Debt owed to the Borrower or any other Restricted Subsidiary;

(c)	other Debt in an aggregate principal amount for all Restricted Subsidiaries not exceeding $50,000,000 at any time; and

(d)	in addition to the Debt permitted by clause (c) preceding, Debt of FMC Technologies Finance B.V. in an aggregate principal amount not exceeding $100,000,000 at any time, incurred under that certain Five-Year Credit Agreement dated as of April 8, 2004, among the Borrower, FMC Technologies Finance B.V., certain lenders and Bank of America, as administrative agent and a letter of credit issuer.

3. Conditions Precedent to Effectiveness. This Amendment shall not be effective until the Administrative Agent receives (a) counterparts of this Amendment executed by Borrower, the Required Lenders and the Administrative Agent, (b) such evidence as the Administrative Agent may reasonably request to verify that the execution and delivery of this Amendment by Borrower has been duly authorized by all necessary corporate action and that the Principal Officer of Borrower executing this Amendment has the authority and capacity to do so, and (c) such other documents, instruments and certificates as the Administrative Agent may reasonably request.

4. Representations. Borrower represents and warrants to the Lenders that as of the date of this Amendment, (a) the representations and warranties contained in Article V are true and correct in all material respects except to the extent that such representations and warranties refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date, and (b) no Default or Event of Default has occurred and is continuing.

5. Effect of Amendment. This Amendment is a Loan Document. Except as expressly modified and amended by this Amendment, all of the terms, provisions and conditions of the Loan Documents shall remain unchanged and in full force and effect. The Loan Documents and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Credit Agreement are hereby amended so that any reference to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

6. Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

[REMAINDER OF PAGE INTENTIONALLY BLANK.

SIGNATURE PAGES FOLLOW.]

Fourth Amendment to Credit Agreement - Page 2

EXECUTED as of the date first stated above.

FMC TECHNOLOGIES, INC.

By:	/s/ Joseph Meyer
Name:	Joseph J. Meyer
Title:	Director of Treasury Operations

Signature Page to Fourth Amendment to FMC Technologies Five-Year Credit Agreement

EXECUTED as of the date first stated above.

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Scott L. Joyce
Scott L. Joyce
Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Scott L. Joyce
Scott L. Joyce
Vice President

Signature Page to Fourth Amendment to FMC Technologies Five-Year Credit Agreement

EXECUTED as of the date first stated above.

DEN NORSKE BANK ASA, as a Lender

By:	/s/ Peter M. Dodge
Name:	Peter M. Dodge
Title:	First Vice President

By:	/s/ Alfred C. Jones III
Name:	Alfred C. Jones III
Title:	Senior Vice President

Signature Page to Fourth Amendment to FMC Technologies Five-Year Credit Agreement

EXECUTED as of the date first stated above.

COOPERATIVE CENTRALE RAIFFEINSEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND” NEW YORK BRANCH, as a Lender

By:	/s/ Ivan Rodriguez
Name:	Ivan Rodriguez
Title:	Vice President

By:	/s/ Brett Delfino
Name:	Brett Delfino
Title:	Executive Director

Signature Page to Fourth Amendment to FMC Technologies Five-Year Credit Agreement

EXECUTED as of the date first stated above.

THE ROYAL BANK OF SCOTLAND PLC,
as a Lender

By:	/s/ Jayne Seaford
Name:	Jayne Seaford
Title	Senior Vice President

Signature Page to Fourth Amendment to FMC Technologies Five-Year Credit Agreement

EXECUTED as of the date first stated above.

WESTLB AG (formerly known as Westdeutsche Landesbank Girozentrale), NEW YORK BRANCH,
as a Lender

By:	/s/ Duncan M. Robertson
Name:	Duncan M. Robertson
Title	Executive Director

By:	/s/ Angelika Seifert
Name:	Angelika Seifert
Title:	Director

Signature Page to Fourth Amendment to FMC Technologies Five-Year Credit Agreement

EXECUTED as of the date first stated above.

DANSKE BANK A/S, as a Lender

By:	/s/ John A. O’Neill
Name:	John A. O’Neill
Title	Assistant General Manager

By:	/s/ Peter L. Hargraves
Name:	Peter L. Hargraves
Title	Vice President

Signature Page to Fourth Amendment to FMC Technologies Five-Year Credit Agreement

EXECUTED as of the date first stated above.

WACHOVIA BANK, N.A., as a Lender

By:	/s/ Nathan R. Rantala
Name:	Nathan R. Rantala
Title:	Vice President

Signature Page to Fourth Amendment to FMC Technologies Five-Year Credit Agreement

EXECUTED as of the date first stated above.

WELLS FARGO BANK, NATIONAL ASSOCIATION, successor-by-merger to Wells Fargo Bank Texas, National Association, as a Lender

By:	/s/ Eric R. Hollingsworth
Name:	Eric R. Hollingsworth
Title:	Vice President

Signature Page to Fourth Amendment to FMC Technologies Five-Year Credit Agreement

EXECUTED as of the date first stated above.

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ Kathleen D. Schurr
Name:	Kathleen D. Schurr
Title:	Vice President

Signature Page to Fourth Amendment to FMC Technologies Five-Year Credit Agreement

EXECUTED as of the date first stated above.

NATIONAL CITY BANK,
as a Lender

By:	/s/ John R. Hinard
Name:	John R. Hinard
Title:	Senior Vice President

Signature Page to Fourth Amendment to FMC Technologies Five-Year Credit Agreement

EXECUTED as of the date first stated above.

BANCA NAZIONALE DEL LAVORO SPA - NEW YORK BRANCH,
as a Lender

By:	/s/ Francesco Di Mario
Name:	Francesco Di Mario
Title:	Vice President

By:	/s/ Carlo Vecchi
Name:	Carlo Vecchi
Title:	Senior Vice President

Signature Page to Fourth Amendment to FMC Technologies Five-Year Credit Agreement

EXECUTED as of the date first stated above.

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ R. Michael Newton
Name:	R. Michael Newton
Title:	Vice President

Signature Page to Fourth Amendment to FMC Technologies Five-Year Credit Agreement